Exhibit 23.2



       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sola International Inc. Stock Option Plan and the Sola Investors Inc. Stock Option Plan (as assumed by Sola International Inc.) of our report dated June 7, 1996 related to the combined financial statements of the Worldwide Opthalmic Group of American Optical Corporation, included in the Current Report on Form 8-K/A (Amendment No. 1) of Sola International Inc. dated May 6, 1996, filed with the Securities and Exchange Commission.


                                     ERNST & YOUNG LLP


Hackensack, New Jersey
October 21, 1996